Exhibit 2.01

AMENDMENT NO. 1 TO MERGER AGREEMENT

This AMENDMENT NO. 1 TO MERGER AGREEMENT (the “Agreement”), dated as of August 5, 2022 (the “Signing Date”), by and among MC Hologram Inc., a Cayman Islands exempted company (“MC” or the “Company”), Golden Path Acquisition Corporation, a Cayman Islands exempted company (“Golden Path” or the “Purchaser”), Golden Path Merger Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (the “Merger Sub”). The Company, Purchaser and Merger Sub are sometimes collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Parties have previously entered into that certain Merger Agreement dated as of September 10, 2021 (“Original Agreement”) whereby, among other things, MC will merge with Golden Path Merger Sub and MC will survive the merger as a wholly-owned subsidiary of Golden Path and continue its business operations (the “Merger”);

WHEREAS, Golden Path has filed a combination Registration Statement and Proxy Statement on Form S-4 (SEC File No.: 333-259896) (“Registration Statement”) with the Securities and Exchange Commission (“SEC”) for the purpose of obtaining shareholder approval of the Merger and the other matters described therein; and

WHEREAS, the Parties now desire to amend certain terms, conditions and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows.

1. Defined Terms. Terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement.

2. Section 4.8 (a) of the Merger Agreement is hereby amended and restated to read as follows:

Section 4.8 Financial Statements

(a) Section 4.8 of the Company Disclosure Schedule includes the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2019, 2020 and 2021, consisting of the audited balance sheets as of such dates (the “Company Balance Sheet”), the audited income statements for the twelve (12) month periods ended on such dates, and the audited cash flow statements for the twelve (12) month periods ended on such dates (collectively, the “Financial Statements”). The Section 4.8 of the Company Disclosure Schedule also include quarterly review of the consolidated financial statements as of the period ended March 31, 2022 and June 30, 2022, respectively.

3. Section 6.5(a)(i) of the Merger Agreement is hereby amended and restated to read as follows:

Section 6.5 Proxy Statement and Requisite Approval

(a) Proxy Statement

(i) As promptly as reasonably practicable after the execution of this Agreement and subject to receipt by Purchaser of the necessary and proper financial statements of the Company and its subsidiaries under SEC rules and regulations, the Purchaser Parties and with the assistance, cooperation and reasonable best efforts of the Company, shall prepare, and file with the SEC, a proxy statement on Form 14A (as amended or supplemented from time to time, the “Proxy Statement”) relating to (1) the Purchaser Shareholders’ Meeting to approve and adopt: (A) the Business Combination (as defined in Purchaser’s Organizational Documents), this Agreement, the Plan of Merger and the other Transaction Documents, the Merger and the other Transactions (the "Business Combination Proposal"), (B) the change of name of the Purchaser to “MicroCloud Hologram Inc.” (the "Change of Name Proposal"), (C) the amendment and restatement of the memorandum and articles of association of the Purchaser in accordance with Section 2.5(b) (the "Organizational Documents Proposal"), (D) the appointment and removal of the directors of the Purchaser in accordance with Section 2.4 (the "Director Appointment Proposal"), (E) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (F) the issuance of the Consideration Shares in accordance with Nasdaq listing and continuing listing standards, (G) any other proposals as reasonably agreed by the Purchaser and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (H) adjournment of the Purchaser Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the "Adjournment Proposal") (such proposals in (A) through (H), collectively, the “Transaction Proposals”). The Purchaser Parties, and with the assistance and cooperation of the Company, shall use their commercially reasonable efforts to (1) cause the Proxy Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement, (3) cause the Proxy Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy Statement, the Purchaser Parties shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Purchaser Ordinary Shares pursuant to this Agreement. As promptly as practicable after finalization and effectiveness of the Proxy Statement, Purchaser shall use reasonable best efforts to within five Business Days thereof, mail the Proxy Statement to the Purchaser Shareholders.

(ii) Each of the Purchaser Parties and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equity holders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties, the Company or their respective Affiliates to any regulatory Authority (including Nasdaq) in connection with the Transactions. None of the information provided by the Company Group to the Purchaser Parties for inclusion in the Proxy Statement, including, without limitation, financial statements, financial projections, beneficial and legal ownership of Company Shares and description of the business of the Company Group shall (i) contain any material misstatement regarding the Company Group or its financial condition, business operations, assets, liabilities, officers, directors or affiliates or (ii) omit any material information related to the Company Group or its financial condition, business operations, assets, liabilities, officers, directors or affiliates.

(iii) Any filing of, or amendment or supplement to, the Proxy Statement will be mutually agreed upon by the Purchaser Parties and the Company. The Purchaser Parties will advise the Company, promptly after receiving notice thereof, of the time when the Proxy Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Purchaser Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company a reasonable opportunity to provide comments and amendments to any such filing. The Purchaser Parties and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto.

(iv) If, at any time prior to the Effective Time, any information, event or circumstance relating to any Purchaser Party or their respective officers or directors, should be discovered by a Purchaser Party which should be set forth in an amendment or a supplement to the Proxy Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, Purchaser shall promptly inform the Company. If, at any time prior to the Effective Time, any information, event or circumstance relating to the Company, any of its Subsidiaries or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform the Purchaser. Thereafter, the Purchaser Parties and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy Statement describing or correcting such information and the Purchaser Parties shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the Purchaser Shareholders.

(b) Purchaser Shareholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy Statement is declared effective (or in the event that the parties determine to file only a merger proxy, the SEC notifies the Purchaser Parties that it has no further comments) under the Securities Act, Purchaser shall establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the Purchaser Shareholders (including any adjournment or postponement thereof, the “Purchaser Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the Purchaser Shareholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing Purchaser Shareholders with the opportunity to elect to effect a Purchaser Share Redemption and such other matter as may be mutually agreed by Purchaser and the Company. Purchaser will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the Purchaser Shareholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and Purchaser Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Organizational Documents of Purchaser. Purchaser (X) shall consult with the Company regarding the record date and the date of the Purchaser Shareholders’ Meeting and (Y) shall not adjourn or postpone the Purchaser Shareholders’ Meeting without the prior written consent of Company; provided, however, that Purchaser shall adjourn or postpone the Purchaser Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that Purchaser reasonably determines is necessary to comply with applicable Laws, is provided to the Purchaser Shareholders in advance of a vote on the adoption of this Agreement, (2) if, as of the time that the Purchaser Shareholders’ Meeting is originally scheduled, there are insufficient shares of Purchaser represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Shareholders’ Meeting, or (3) if, as of the time that the Purchaser Shareholders’ Meeting is originally scheduled, adjournment or postponement of the Purchaser Shareholders’ Meeting is necessary to enable Purchaser to solicit additional proxies required to obtain Purchaser Shareholders’ Approval; provided further, however, that Purchaser shall adjourn or postpone on not more than three occasions and so long as the date of the Purchaser Shareholders’ Meeting is not adjourned or postponed more than an aggregate of 45 consecutive days in connection with such adjournment or postponement.

(ii) The Proxy Statement shall include a statement to the effect that the board of directors of the Purchaser has unanimously recommended that the Purchaser Shareholders vote in favor of the Transaction Proposals at the Purchaser Shareholders’ Meeting (such statement, the “Purchaser Board Recommendation”) and neither the board of directors of the Purchaser nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Purchaser Board Recommendation unless in strict observance of their common law or fiduciary duties.

4. Section 9.2 of the Merger Agreement is hereby amended and restated to read as follows:

Section 9.2 Conditions to Obligations of the Purchaser Parties. The obligation of the Purchaser Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company Group shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in Article IV in this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement, and (ii) be true and correct as of the Closing Date (except for the representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Company Material Adverse Effect, regardless of whether it involved a known risk.

(d) The requisite vote of the shareholders of the Company approving the Merger Agreement, as amended hereby, and all transactions contemplated thereby, shall have been obtained.

(e) The Purchaser Parties shall have received a certificate signed by the chief executive officer of the Company to the effect set forth in clauses (a) through (d) of this Section 9.2.

5. Section 11.1 of the Merger Agreement is hereby amended and restated to read as follows:

Section 11.1 Termination without Default

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by December 31, 2022 (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 11.2 hereof), the Purchaser Parties or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by Purchaser Parties or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date.

6. Cooperation. The Parties shall cooperate in good faith to expeditiously amend the Proxy Statement as soon as possible to reflect the agreements and amendments to the Merger Agreement described and provided herein and to seek effectiveness from the SEC.

7. Effect of the Amendment.   Each of the Parties represents that it has all necessary power and authority to enter into and perform the obligations of this Agreement and that there are no consents or approvals required to be obtained by such Party for such Party to enter into and perform its obligations under this Amendment that have not been obtained. This Agreement shall be deemed incorporated into, and form a part of, the Merger Agreement and have the same legal validity and effect as the Merger Agreement. Except as expressly and specifically amended hereby, all terms and provisions of the Merger Agreement are and shall remain in full force and effect, and all references to the Merger Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Merger Agreement shall hereafter refer to the Merger Agreement as amended by this Agreement, and as it may hereafter be further amended or restated. Each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Merger Agreement as amended hereby.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

9. Miscellaneous. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

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IN WITNESS WHEREOF, each of the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Purchaser	Golden Path Acquisition Corporation

By:
	Name:	Shaosen Cheng
	Title:	CEO

Merger Sub	Golden Path Merger Sub Corp.

By:
	Name:	Shaosen Cheng
	Title:	CEO

Company	MC Hologram Inc.

By:
	Name:	Kang Guohui
	Title:	Director

Signature Page